Exhibit 16

December 11, 2020

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Marathon Bank, which we understand will be filed with the Securities and Exchange Commission within the Prospectus constituting part of the Registration Statement on Form S-1 of Marathon Bank, dated December 11, 2020, under the heading “Change in Accountants”. We agree with the statements concerning our Firm.

Sincerely,

Eide Bailly LLP

www.eidebailly.com

800 Nicollet Mall, Ste. 1300  |  Minneapolis, MN 55402-7033  |  T 612.253.6500  |  F 612.253.6600  |  EOE